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EXHIBIT 16.1



May 14, 2003


Securities and Exchange Commission
Washington, D.C. 20549

RE:  PowerCerv Corporation
     File No. 0-27574

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of PowerCerv Corporation, dated May 5, 2003 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP